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                                                                    EXHIBIT 23.8



                    CONSENT OF INDEPENDENT PETROLEUM ENGINEER


I hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement of Patterson-UTI Energy, Inc. and its subsidiaries of information contained in my summary reserve reports appearing in the Patterson-UTI Energy, Inc. Annual Report on Form 10-K for the year ended December 31, 2002, relating to the oil and gas reserves as of December 31, 2000, 2001 and 2002.




                                                     /s/ M. Brian Wallace
                                                     ---------------------------
                                                     M. Brian Wallace

Dallas, Texas


October 7, 2003